EXHIBIT 99.1

KATE SPADE & COMPANY

SEGMENT AND COMPARABLE ADJUSTED EBITDA INFORMATION

On February 3, 2014, the Company completed the sale of 100.0% of the capital stock of Lucky Brand Dungarees, Inc. (“Lucky Brand”) to LBD Acquisition Company, LLC, a Delaware limited liability company and affiliate of Leonard Green & Partners, L.P., for an aggregate payment of $225.0 million, comprised of $140.0 million cash consideration and a three-year $85.0 million note issued by Lucky Brand Dungarees, LLC at closing, subject to working capital and other adjustments.

On November 6, 2013, the Company completed the sale of the Juicy Couture brandname and related intellectual property assets (the “Juicy Couture IP”) to an affiliate of Authentic Brands Group for a total purchase price of $195.0 million. The Juicy Couture IP is licensed back to the Company until December 31, 2014 to accommodate the wind-down of operations, which was substantially completed in the second quarter of 2014.

Following the sale of Lucky Brand and the substantial completion of the wind down of the Juicy Couture operations, the Company determined it would disaggregate its former KATE SPADE reportable segment into two reportable segments, KATE SPADE North America and KATE SPADE International. The Company operates its kate spade new york, KATE SPADE SATURDAY and JACK SPADE brands through one operating segment in North America and four operating segments internationally: Japan, Southeast Asia, Europe and South America. The Company’s Adelington Design Group remains a reportable segment. The three reportable segments represent the Company’s activities for which separate financial information is available and which is utilized on a regular basis by the Company’s chief operating decision maker (“CODM”) to evaluate performance and allocate resources. In identifying the Company’s reportable segments, the Company considers its management structure and the economic characteristics, products, customers, sales growth potential and long-term profitability of its operating segments.

The Company’s Chief Executive Officer has been identified as the CODM. The Company’s measure of segment profitability is Adjusted EBITDA of each reportable segment. Accordingly, the CODM evaluates performance and allocates resources based primarily on Segment Adjusted EBITDA. Segment Adjusted EBITDA excludes: (i) depreciation and amortization; (ii) charges due to streamlining initiatives, brand-exiting activities and acquisition related costs; and (iii) losses on asset disposals and impairments. In connection with the decision to disaggregate the Company’s reportable segments, the costs of all corporate departments that serve the respective segment are fully allocated. The Company does not allocate amounts reported below Operating income (loss) to its reportable segments, other than equity income (loss) in the Company’s equity method investee. The Company’s definition of Segment Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

The following tables provide the net sales and Adjusted EBITDA for the Company’s three reportable segments for the third and fourth quarters of 2013 and fiscal year 2013 and the related reconciliations required by accounting principles generally accepted in the United States of America.  The Adjusted EBITDA amounts for each segment now include fully allocated amounts of corporate Adjusted EBITDA, which the Company previously presented separately.

The columns labeled Reported in the following schedules exclude the activities of Juicy Couture and Lucky Brand, which were presented as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the period ended July 5, 2014.

The following tables also present adjusted results (including selling, general & administrative expenses (“SG&A”) and operating (loss) income) for the third and fourth quarters of 2013 and fiscal year 2013, which exclude (to the extent included) the impact of expenses incurred in connection with the Company’s streamlining initiatives, brand-exiting activities, acquisition related costs, impairment of intangible assets, losses on extinguishment of debt and impairment of cost investment. The Company believes that the adjusted results for such periods represent a more meaningful presentation of its historical operations and financial performance since these results provide period to period comparisons that are consistent and more easily understood. The attached tables provide a full reconciliation of results calculated in accordance with accounting principles generally accepted in the United States of America to the adjusted results.

The Company also presents Adjusted EBITDA, which the Company defines as income (loss) from continuing operations, adjusted to exclude income tax provision (benefit), interest expense, net, depreciation and amortization, net, losses on extinguishment of debt, expenses incurred in connection with the Company’s streamlining initiatives and brand-exiting activities, acquisition related costs, non-cash impairment charges, losses on asset disposals, net, non-cash share-based compensation expense and unrealized and certain realized foreign currency transaction gains and losses. Adjusted EBITDA, as presented in the attached tables, is calculated based on adjusted operating income (loss) (which already does not include charges related to streamlining initiatives and brand-exiting activities, impairment of intangible assests, income tax provision (benefit), interest expense, net, losses on extinguishment of debt, impairment of cost investment and other expense, net), adjusted to exclude depreciation and amortization, non-cash impairment charges, losses on asset disposals and non-cash share-based compensation expense, plus equity investee losses and unrealized and certain realized foreign currency transaction gains (losses).

The Company is also presenting Comparable Adjusted EBITDA for the third and fourth quarters of 2013 and fiscal year 2013, which the Company uses to measure the performance of its business after giving effect to certain corporate cost savings. Comparable adjusted EBITDA is calculated by starting with adjusted EBITDA (which already excludes charges related to streamlining initiatives and brand-exiting activities) and reducing corporate Adjusted EBITDA to an annualized amount of $(53) million.  The annualized Corporate Adjusted EBITDA of $(53) million is consistent with the Company’s previously provided 2014 guidance for Corporate Adjusted EBITDA of $(50) to $(55) million, which includes estimated amounts to be billed under the Transition Services Agreement (“TSA”) for Lucky Brand and assumes ownership of Lucky Brand by the Company for the month of January 2014, followed by the implementation of the TSA for a period of up to 24 months thereafter.

The Company believes that presenting Comparable Adjusted EBITDA will aid investors in comparing the results of the Company in subsequent periods.  The Company presents the described Adjusted EBITDA measures because it considers them important supplemental measures of the Company’s performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry.

KATE SPADE & COMPANY

SEGMENT INFORMATION AND RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

	Reported (a)	Streamlining Initiatives & Brand- Exiting Activities and Impairment of Intangible Asset (b)	Adjusted Results	Corporate (c)	Comparable Adjusted Results
Three Months Ended September 28, 2013 (13 Weeks)
Total Net Sales	$192,612		$192,612		$192,612
KATE SPADE North America	141,383		141,383		141,383
KATE SPADE International	38,344		38,344		38,344
Adelington Design Group	12,885		12,885		12,885

Gross Profit	118,222		118,222		118,222

SG&A (d)	119,551	$(2,745)	116,806	$(1,358)	115,448

Operating (Loss) Income	$(1,329)	$2,745	$1,416	$1,358	$2,774

Depreciation and amortization, asset impairments and losses on asset disposals, net (e)			8,343		8,343
Share-based compensation			1,412		1,412
Other expense, net (f)			(70)		(70)

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments			$11,101	$1,358	$12,459

Segment Adjusted EBITDA:
KATE SPADE North America			$10,253	$1,200	$11,453
KATE SPADE International			(666)	94	(572)
Adelington Design Group			3,260	64	3,324
Other			(1,746)		(1,746)
			$11,101	$1,358	$12,459

Reconciliation to Loss from Continuing Operations:
Operating loss, per above	$(1,329)
Other income, net	893
Loss on extinguishment of debt	(599)
Interest expense, net	(12,117)
Provision for income taxes	1,013
Loss from Continuing Operations	$(14,165)

(a)              Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US and excludes the activities of Juicy Couture and Lucky Brand, which were reported as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the period ended July 5, 2014.

(b)             Represents charges due to streamlining initiatives, brand-exiting activities and acquisition related costs and a non-cash impairment charge of $3,300 related to the Trifari trademark.

(c)              Represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million.

(d)             Reported amount includes a non-cash impairment charge of $3,300 related to the TRIFARI trademark.

(e)              Excludes amortization included in Interest expense, net.

(f)               Amount is net of foreign currency transaction adjustment of $(963).

KATE SPADE & COMPANY

SEGMENT INFORMATION AND RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

	Reported (a)	Streamlining Initiatives & Brand- Exiting Activities (b)	Adjusted Results	Corporate (c)	Comparable Adjusted Results
Three Months Ended December 28, 2013 (13 Weeks)
Total Net Sales	$275,429		$275,429		$275,429
KATE SPADE North America	217,160		217,160		217,160
KATE SPADE International	38,507		38,507		38,507
Adelington Design Group	19,762		19,762		19,762

Gross Profit	169,794		169,794		169,794

SG&A	136,625	$(8,445)	128,180	$(2,120)	126,060

Operating Income	$33,169	$8,445	$41,614	$2,120	$43,734

Depreciation and amortization, asset impairments and losses on asset disposals, net (d)			12,426		12,426
Share-based compensation			771		771
Other income, net (e)			148		148

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments			$54,959	$2,120	$57,079

Segment Adjusted EBITDA:
KATE SPADE North America			$49,700	$1,874	$51,574
KATE SPADE International			(201)	146	(55)
Adelington Design Group			4,671	100	4,771
Other			789		789
			$54,959	$2,120	$57,079

Reconciliation to Income from Continuing Operations:
Operating income, per above	$33,169
Other expense, net	(253)
Interest expense, net	(11,188)
Benefit for income taxes	(7,605)
Income from Continuing Operations	$29,333

(a)         Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US and excludes the activities of Juicy Couture and Lucky Brand, which were reported as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the period ended July 5, 2014.

(b)        Represents charges due to streamlining initiatives, brand-exiting activities and acquisition related costs.

(c)         Represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million.

(d)        Excludes amortization included in Interest expense, net.

(e)         Amount is net of foreign currency transaction adjustment of $401.

KATE SPADE & COMPANY

SEGMENT INFORMATION AND RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(All amounts in thousands)

	Reported (a)	Streamlining Initiatives & Brand- Exiting Activities and Impairment of Intangible Asset (b)	Adjusted Results	Corporate (c)	Comparable Adjusted Results
Fiscal Year Ended December 28, 2013 (52 Weeks)
Total Net Sales	$803,371		$803,371		$803,371
KATE SPADE North America	597,748		597,748		597,748
KATE SPADE International	145,404		145,404		145,404
Adelington Design Group	60,219		60,219		60,219

Gross Profit	496,590		496,590		496,590

SG&A (d)	476,375	$(16,795)	459,580	$(11,136)	448,444

Operating Income	$20,215	$16,795	$37,010	$11,136	$48,146

Depreciation and amortization, asset impairments and losses on asset disposals, net (e)			36,751		36,751
Share-based compensation			4,527		4,527
Other expense, net (f)			(1,389)		(1,389)

Adjusted EBITDA, Net of Foreign Currency Transaction Adjustments			$76,899	$11,136	$88,035

Segment Adjusted EBITDA:
KATE SPADE North America			$70,250	$9,844	$80,094
KATE SPADE International			(815)	768	(47)
Adelington Design Group			12,008	524	12,532
Other			(4,544)		(4,544)
			$76,899	$11,136	$88,035

Reconciliation to Loss from Continuing Operations:
Operating income, per above	$20,215
Other expense, net	(2,062)
Impairment of cost investment	(6,109)
Loss on extinguishment of debt	(1,707)
Interest expense, net	(47,065)
Benefit for income taxes	(4,563)
Loss from Continuing Operations	$(32,165)

(a)        Represents the results of Kate Spade & Company in accordance with accounting principles generally accepted in the US and excludes the activities of Juicy Couture and Lucky Brand, which were reported as discontinued operations in the Company’s Quarterly Report on Form 10-Q for the period ended July 5, 2014.

(b)       Represents charges due to streamlining initiatives, brand-exiting activities and acquisition related costs and a non-cash impairment charge of $3,300 related to the TRIFARI trademark.

(c)        Represents adjustments to reflect Corporate Costs on an annualized Adjusted EBITDA basis of $(53) million.

(d)       Reported amount includes a non-cash impairment charge of $3,300 related to the TRIFARI trademark.

(e)        Excludes amortization included in Interest expense, net.

(f)         Amount is net of foreign currency transaction adjustment of $673.